Questions 22 and 23
-------------------
Addendum to Questions 22 and 23 on Form N-SAR


22. Registrants portfolio transactions with entities acting as principals:

List the 10 entities acting as principals with whom Registrant did the largest amount of portfolio transactions (include all short-term obligations, and U.S. Govt. & tax-free securities) in both the secondary market & in underwritten offerings set forth in order of size based upon total value of principal transactions during the current reporting period: (FOR SERIES COMPANIES, ITEMS 22 AND 23 MUST BE ANSWERED IN TOTAL FOR ALL SERIES)

                                                           Registrant
                                            IRS Number      Purchases
Name of Entity                                           (000s omitted)
BANK OF AMERICA SECURITIES LLC              56-2058405      162,819,025
GOLDMAN, SACHS & CO.                        13-5100880       35,750,923
CITIGROUP, INC.                             52-1568099       55,182,528
GRAYBILL INVESTMENTS                        00-0000000       32,972,800
JPMORGAN CHASE & CO.                        13-3224016       12,648,477
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485        6,885,101
MORGAN STANLEY CO INCORPORATED              13-2665598        3,887,313
BARCLAYS CAPITAL INC.                       05-0346412        4,016,219
NOMURA                                      13-2642206        3,507,090
DEUTSCHE BANK SECURITIES, INC.              13-2730328        1,856,544






                                                             Sales by
                                            IRS Number      Registrant
Name of Entity                                           (000s omitted)
BANK OF AMERICA SECURITIES LLC              56-2058405       12,097,482
GOLDMAN, SACHS & CO.                        13-5100880       35,462,704
CITIGROUP, INC.                             52-1568099        4,903,725
GRAYBILL INVESTMENTS                        00-0000000                0
JPMORGAN CHASE & CO.                        13-3224016        9,535,357
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485        7,928,689
MORGAN STANLEY CO INCORPORATED              13-2665598        4,676,489
BARCLAYS CAPITAL INC.                       05-0346412        4,024,170
NOMURA                                      13-2642206        2,804,884
DEUTSCHE BANK SECURITIES, INC.              13-2730328        2,722,221




23. Aggregate principal purchase/sale transactions of Registrant during current reporting period. (000s omitted) C. Total Purchases:
    331,248,700 D. Total Sales: 94,685,197

                               SCREEN NUMBER : 12